CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) dated as of the __day of April, 2017 between Parallax Behavioral Health, Inc. (the “Company”), a Nevada corporation at 1327 Ocean Ave, Suite M, Santa Monica, CA 90401 and James G. Gaynor, II, an individual at [removed] (the “Consultant”) The Company and Consultant are individually a “Party” to this Agreement and collectively they are “Parties”.

WHEREAS, the Company has entered an Agreement to Acquire certain intellectual property of ProEventa, Inc. a Delaware corporation (the “Transaction”) and as part of the Transaction the Company and the Consultant agreed to enter a consulting agreement to increase the value of the overall Transaction; and

WHEREAS, the Company desires to retain Consultant to render consulting and strategic advisory services as outlined in the Scope of Work in Exhibit “A” of this Agreement (the “Services”) on the terms and conditions set forth in this Agreement, and Consultant desires to provide such Services to the Company on such terms and conditions.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.

Engagement of Consultant; Services to be Performed.

1.1.

The Company hereby retains Consultant to render the Services as the Company may request.  Consultant hereby accepts such engagement and agrees to perform such Services for the Company upon the terms and conditions set forth in this Agreement.

1.2.

During the Term (as defined in Section 2), Consultant shall devote such time, attention, skill and energy to the business of the Company as may be reasonably required to perform the Services required by this Agreement up to a maximum time commitment of 32 hours in any calendar month, including travel time.

1.3.

Consultant shall perform the Services hereunder from time to time at the Company’s principal office but he shall, at the Company’s expense, also be required to render the Services at such other locations as the Company may specify from time to time at the Company’s expense.

1.4.

In rendering services, hereunder, Consultant shall be acting as an independent contractor and not as an employee or agent of the Company.  As an independent contractor, Consultant shall have no authority, express or implied, to commit or obligate the Company in any manner whatsoever, except as specifically authorized from time to time in writing by an authorized representative of the Company, which authorization may be general or specific.  Nothing contained in this Agreement shall be construed or applied to create a partnership.  Consultant shall be responsible for the payment of all federal, state, provincial or local taxes payable with respect to all amounts paid to Consultant under this Agreement; provided, however, that if the Company is determined to be liable for collection and/or remittance of any such taxes, Consultant shall immediately reimburse the Company for all such payments made by the Company.

2.

Term.  Unless terminated at an earlier date in accordance with Section 4, this Agreement shall commence as of the date first written above and shall continue for a continuous period of three years (the “Term”).

3.

Compensation.

3.1

Stock Purchase and Options:  Contemporaneously with the execution of this Agreement, the Company shall deliver to Consultant (a) a Stock Purchase Agreement from Parallax Health Sciences, Inc., in the form attached hereto as Exhibit “B,” granting Consultant the right to purchase five hundred thousand (500,000) shares of common stock in Parallax Health Sciences, Inc. at $0.001 per share and (b) an Option Agreement from Parallax Health Sciences, Inc., in the form attached hereto as Exhibit “C,”  granting Consultant options to purchase one million (1,000,000) shares of common stock in Parallax Health Sciences, Inc. at $0.25 per share vesting as provided therein (the “Gaynor Options”).

3.2

Commission:  The Company will pay Consultant a commission equal to ten (10%) percent of pre-tax net profits of sales generated from all Company products or services utilizing intellectual property acquired from ProEventa by the Company, its affiliates, parents or subsidiaries. Payments of commission under this Section 3.2 shall be calculated and paid to Consultant during each calendar quarter (January through March being the First Quarter, April through June being the Second Quarter, July through September being the Third Quarter and October through December being the Fourth Quarter) commencing with the end of the first calendar quarter after the date of this Agreement.  All payments of the commissions due under this Section 3.2 shall be paid within thirty (30) days of the last day of the calendar quarter during which revenues are accounted, time being of the essence of this provision.  At the time of payment, the Company shall also deliver Consultant an accurate and complete written statement setting forth the Company’s calculations of the commissions due, including the basis of the pre-tax net profits of sales generated from all Company products or services utilizing intellectual property acquired from ProEventa by the Company during the quarter, certified as to accuracy by an appropriate representative of the Company.

3.3

Performance Compensation: The Company and the Consultant will work together, in good faith, to develop a performance based compensation based on pro forma goals and measurable operational and financial targets established by the Consultant and agreed up by the Company.

4.

Termination by the Company.

4.1

For Cause. Company will have the right to immediately terminate Consultant’s services and this Agreement for cause.  “Cause” means:  any material breach of this Agreement by Consultant, including, without limitation, breach of Consultant’s covenants in Sections 6 and 7; any failure to perform Services that continues unremedied for a period of ten (10) days after written notice to Consultant by Company; conviction of a felony or failure to contest prosecution for a felony; violation of any statute, rule or regulation, any of which in the reasonable business judgment of Company is harmful to the business of the Company or to Company’s reputation; unethical practices as dertermined from review of applicable, published ethics rules pertaining to the Consultant in his profession, if any,; dishonesty; disloyalty; or any reason that would constitute cause under the laws of Nevada.  Upon termination of Consultant’s engagement hereunder for cause or upon the death or disability of Consultant, Consultant will have no rights to any unvested benefits or any other compensation or payments other than those rights or benefits which accrued prior to the termination date or the last day of the month in which Consultant’s death or disability occurred.  Consultant’s heirs, representatives, successors or assigns shall be entitled to collect all amounts due to Consultant which have accrued prior to the termination date or the last day of the month in which Consultant’s death or disability occurred but which remain unpaid as of such time.  Consultant’s right to exercise the Gaynor Options shall survive termination of this Agreement for any reason, and shall be exercisable by Consultant, Consultant’s heirs, representatives, successors or assigns.

For purposes of this Agreement, “disability” means the incapacity or inability of Consultant, whether due to accident, sickness or otherwise, as determined by a medical doctor acceptable to the Board of Directors of Company and confirmed in writing by such doctor, to perform the Services for an aggregate of ninety (90) days during any period of one hundred eighty (180) consecutive days.

4.2

Without Cause.  Company may terminate Consultant’s engagement under this Agreement without cause and without advance notice.  Upon termination of Consultant’s engagement hereunder, Consultant will have no rights to any unvested benefits or any other compensation or payments other than those rights or benefits which accrued prior to the termination date.  Consultant’s heirs, representatives, successors or assigns shall be entitled to collect all amounts due to Consultant which have accrued prior to the termination date but which remain unpaid as of such time.  Consultant’s right to exercise the Gaynor Options shall survive termination of this Agreement for any reason, and shall be exercisable by Consultant, Consultant’s heirs, representatives, successors or assigns.

4.3

Termination By Consultant. Consultant may terminate Consultant’s engagement under this Agreement for any reason if Consultant gives Company at least thirty (30) days’ notice in writing.  Company may, at its option, accelerate such termination date to any date at least two weeks after Consultant’s notice of termination.  Company may, at its option, relieve Consultant of all duties and authority after notice of termination has been provided.  ’ Upon termination of Consultant’s engagement hereunder, Consultant will have no rights to any unvested benefits or any other compensation or payments other than those rights or benefits which accrued prior to the termination date.  Consultant’s heirs, representatives, successors or assigns shall be entitled to collect all amounts due to Consultant which have accrued prior to the termination date but which remain unpaid as of such time.  Consultant’s right to exercise the Gaynor Options shall survive termination of this Agreement for any reason, and shall be exercisable by Consultant, Consultant’s heirs, representatives, successors or assigns.

5.

Expenses.  In addition to the payment of compensation set forth above, the Company shall reimburse Consultant all actual out-of-pocket costs incurred to provide the Services, including all reasonable travel, lodging and per diem expenses; provided that the Company shall have no obligation to reimburse any of such expenses except upon provision by Consultant of adequate documentation thereof in such form as the Company may reasonably request; and provided further, that the Company shall have no such obligation in respect of any travel, lodging or per diem expenses unless the travel to which such expenses relate shall have been authorized in advance by the Company.

6.

Protection of Trade Secrets, Know-How and/or Other Confidential Information of the Company.

6.1

Confidential Information.  Except as permitted or directed by the Company, during the Term or at any time thereafter Consultant shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company that Consultant has acquired or become acquainted with or will acquire or become acquainted with during the Term, whether developed by Consultant or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, products or future products, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company.  Consultant acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company acquired at great time and expense by the Company and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company.  Both during and after the Term, Consultant will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company.  The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which was known to the Consultant prior to Consultant’s engagement under this Agreement or which is now published or which I snow or subsequently becomes generally known to the public in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by Consultant.

6.2

Know-How and Trade Secrets.  All know-how and trade secret information conceived or originated by Consultant, which arises out of the performance of the Services hereunder, or any related material or information shall be the property of the Company, and all rights therein are hereby assigned to the Company.

6.3

Return of Records.  Upon termination of this Agreement, Consultant shall deliver to the Company all property that is in his possession and that is the Company’s property or relates to the Company’s business, including, but not limited to records, notes, data, memoranda, software, electronic information, models, equipment, and any copies of the same.

7.

Miscellaneous.

7.1

Entire Agreement.  This Agreement (including any exhibits, schedules and other documents referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

7.2

Counterparts.  This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

7.3

Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

7.4

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by subsection €, successors and assigns.

7.5

Assignment.  This Agreement and the rights and obligations of the parties hereunder shall not be assignable, in whole or in part, by either party without the prior written consent of the other party.

7.6

Modification, Amendment, Waiver or Termination.  No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement.  No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

7.7

Notices.  All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein.  All such communications shall be effective when received.

Any party may change the address set forth above by notice to each other party given as provided herein.

To:

James G. Gaynor II

[removed]

To:

Parallax Health Sciences, Inc.

Joseph Michael Redmond

1327 Ocean Avenue Suite M

Santa Monica, CA 90401

7.8

Headings.  The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

7.9

Governing Law.   All matters relating to the interpretation, construction, validity and enforcement the internal laws of the state of Nevada shall govern this Agreement, without giving effect to any choice of law provisions thereof.

7.10

Third-Party Benefit.  Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

7.11

No Waiver.  No delay on the part of the Company in exercising any right hereunder shall operate as a waiver of such right.  No waiver, express or implied, by the Company of any right or any breach by Consultant shall constitute a waiver of any other right or breach by Consultant.

7.12

Jurisdiction and Venue.  THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR STATE COURT IN WHICH THE DEFENDANT TO SUCH ACTION RESIDES, AND EACH PARTY CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUM IS NOT CONVENIENT.  IF ANY PARTY COMMENCES ANY ACTION UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT IN ANOTHER JURISDICTION OR VENUE, ANY OTHER PARTY TO THIS AGREEMENT SHALL HAVE THE OPTION OF TRANSFERRING THE CASE TO THE ABOVE-DESCRIBED VENUE OR JURISDICTION OR, IF SUCH TRANSFER CANNOT BE ACCOMPLISHED, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

7.13

Remedies.  The parties agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its discretion, apply to any court of law or equity of competent jurisdiction for specific performance and injunctive relief in order to enforce or prevent any violations this Agreement, and any party against whom such proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law and agrees not to raise the defense that the other party has an adequate remedy at law.

IN WITNESS, WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph.

Company:

Parallax Health Sciences, Inc.

By:

 _____________________

Joseph. Michael Redmond

Its: President

Consultant:

James G. Gaynor II

 By:

 ____________________

James G. Gaynor II

An Individual

EXHIBIT “A”

Scope of Work by Consultant for Parallax Health Sciences, Inc.

Role and Responsibilities:

1)

Transition of Intellectual Property: Consultant shall use his best efforts to assist the Company in collecting and organizing the Intellectual Property of ProEventa, so that the Company transition of the ProEventa Intellectual Property is conducted in a proper and efficient manner.

2)

Sales & Marketing: Consultant will assist the Company in evaluating the marketplace for the sale of the R.E.B.O.O.T. software and or COMPASS mobile application in the support of services to people with a wide range of emotional and or behavioral challenges.

3)

New applications for the commercial use of R.E.B.O.O.T. & COMPASS mobile Applications in the areas of behavioral health, disease management and other prospective markets.

Exhibit “B”

Parallax Health Sciences, Inc.

Stock Purchase Agreement

Exhibit “C”

Parallax Health Sciences, Inc.

Stock Option Agreement